UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 19, 2005

Ormat Technologies, Inc.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32347

Delaware	No. 88-0326081
(State of Incorporation)	(I.R.S. Employer Identification No.)
980 Greg Street, Sparks, Nevada	89431
(Address of principal executive offices)	(Zip code)

Not Applicable

(Former name or former address, if changed since last report)

Registrant's telephone number, including area code: (775) 356-9029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01	Other Events

Item 9.01	Financial Statements and Exhibits

Signatures

Exhibit Index

Exhibit 99.1

Ex-99.1	Press Release

Exhibit 99.2

Ex-99.2	Press Release

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.    Other Events.

On May 19, 2005, Ormat Technologies, Inc. (the "Registrant") reported that its subsidiary, Puna Geothermal Venture ("PGV"), completed the refinancing of the Puna geothermal power plant located on the Big Island, Hawaii (the "Puna Project"). The Puna Project was acquired by subsidiaries of the Registrant, in June 2004.

The transaction was finalized with financing parties as described below. The proceeds from the refinancing will be used for future capital expenditures and for general corporate purposes.

Pursuant to a 31-year head lease (the "Head Lease"), PGV leased the Puna Project to an unrelated company (the "Lessor"). PGV's rights in the geothermal resource and a power purchase agreement with Hawaii Electric Light Company Inc. ("HELCO") were not leased to the Lessor as part of the Head Lease but are part of a security package granted to the financing parties. The consideration received by PGV under the Head Lease at the closing is $71 million. PGV simultaneously leased-back the Puna Project from the Lessor under a 23-year lease (the "Project Lease"). The assets will remain on PGV's financial records and the Head Lease and the Project Lease will be treated as operating leases. PGV's rent obligations under the Project Lease will be paid solely from revenues generated by the Puna Project under the power purchase agreement that it has with HELCO. The transaction is non-recourse to the Registrant.

A secondary stage of the lease transaction is intended to re-finance two new geothermal wells (for production and injection) that PGV plans to drill during the remainder of 2005. Upon the completion of the drilling of such wells and meeting certain other operation conditions, the Lessor and PGV will supplement the above agreement by entering into a similar transaction as described above for the additional wells for approximately $11.8 million.

Copies of the Registrant's press releases reporting that the Registrant expected to complete the refinancing of the Puna Project, and that it has indeed done so, dated May 17 and May 19, 2005, respectively, contain the above information. Such press releases are furnished as Exhibits 99.1 and 99.2 to this report on Form 8-K and are incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits

The following exhibits are furnished as part of this report on Form 8-K:

99.1	Press release of the Registrant dated May 17, 2005.

99.2	Press release of the Registrant dated May 19, 2005.

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to the company's plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends. Actual future results may differ materially from those projected as a result of certain risks and uncertainties. For a discussion of such risks and uncertainties, see "Risk Factors" as described in the Company's Annual Report on Form 10-K/A for the fiscal year ending December 31, 2004, filed with the Securities and Exchange Commission on April 12, 2005.

These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC. (Registrant)
By	/s/ Yehudit Bronicki Yehudit Bronicki Chief Executive Officer

Date: May 19, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Registrant dated May 17, 2005
99.2	Press Release of Registrant dated May 19, 2005